Filed pursuant to Rule 424(b)(5)
Registration No. 333-267437

PROSPECTUS SUPPLEMENT

To Prospectus dated September 15, 2022

17,000,000 Shares

Core & Main, Inc.

Class A Common Stock

The Selling Stockholders (as defined herein) are offering 17,000,000 shares of Class A common stock of Core & Main, Inc. (“Core & Main”). We will not receive any of the proceeds of the sale of Class A common stock being sold in this offering, including any shares the Selling Stockholders may sell pursuant to the underwriters’ option to purchase additional shares of Class A common stock.

The Selling Stockholders have granted the underwriters the option to purchase up to an additional 2,550,000 shares from the Selling Stockholders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by the Selling Stockholders pursuant to any exercise of the underwriters’ option to purchase additional shares.

Concurrently with the completion of this offering, we expect (i) the Company to repurchase from the Class A Selling Stockholders (as defined herein) an aggregate of 3,125,728 shares of our Class A common stock, with Core & Main Holdings, LP (“Holdings”) redeeming from the Company a corresponding number of limited partnership interests of Holdings (“Partnership Interests”), and (ii) Holdings to redeem from the Paired Interest Selling Stockholder (as defined herein) 1,874,272 Partnership Interests, with the Company repurchasing a corresponding number of shares of our Class B common stock from the Paired Interest Selling Stockholder for no additional consideration, with each repurchase of Class A common stock and redemption of Partnership Interests at the same price per share paid by the underwriters to the Selling Stockholders in this offering (collectively, the “Repurchase”). See “The Repurchase.”

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNM”. The last reported sale price of our Class A common stock on January 5, 2024 was $39.42 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 7 of the accompanying prospectus and on page 11 of our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 (the “Fiscal 2022 10-K”), as well as the other information included or incorporated or deemed incorporated by reference herein.

In this prospectus supplement, if there is only one underwriter, the term “underwriters” shall mean either the singular or plural as the context requires.

The underwriters have agreed to purchase the shares of our Class A common stock from the Selling Stockholders at a price of $38.12 per share, which will result in $648,040,000 of proceeds to the Selling Stockholders before expenses (assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock). The underwriters may offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for a description of the compensation payable to the underwriters.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about January 10, 2024.

J.P. Morgan	Citigroup

The date of this prospectus supplement is January 8, 2024.

Prospectus Supplement

Neither we, the Selling Stockholders, nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition and results of operations may have changed since the date such information was presented.

For investors outside the United States: neither we, the Selling Stockholders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-i

CERTAIN TERMS USED IN THIS PROSPECTUS SUPPLEMENT

•

“ABL Credit Agreement” means the ABL Credit Agreement, dated as of August 1, 2017, by and among Opco, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time;

•	“Amended and Restated Limited Partnership Agreement of Holdings” means the Second Amended and Restated Agreement of Limited Partnership of Holdings, as amended;

•	“CD&R” means Clayton, Dubilier & Rice, LLC;

•	“CD&R Investors” means CD&R Waterworks Holdings (or a wholly-owned subsidiary) and the Former Limited Partners;

•	“CD&R Waterworks Holdings” means CD&R Waterworks Holdings, L.P., a Delaware limited partnership;

•

“Class A Selling Stockholders” means, collectively, CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, and CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership;

•

“Continuing Limited Partners” means CD&R Waterworks Holdings (or a wholly-owned subsidiary), Management Feeder and the Original Limited Partners that own Partnership Interests and that are entitled to exchange their Partnership Interests for shares of our Class A common stock pursuant to the Exchange Agreement, and does not include CD&R WW, LLC, a Delaware limited liability company, which is a limited partner of Holdings but which does not own any of our Class B common stock and is not entitled to exchange Partnership Interests for shares of our Class A common stock;

•	“Continuing Limited Partners Tax Receivable Agreement” means that certain tax receivable agreement, dated as of July 22, 2021, by and among Core & Main and the Continuing Limited Partners;

•	“Exchange Agreement” means the Exchange Agreement, dated as of July 22, 2021, by and among Core & Main, Holdings and the holders of Partnership Interests, as amended;

•

“Former Limited Partners” means CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership, and the other Original Limited Partners that transferred all or a portion of their Partnership Interests (including Partnership Interests held indirectly through certain “blocker” corporations) for shares of our Class A common stock in connection with the consummation of the Reorganization Transactions and the IPO;

•	“Former Limited Partners Tax Receivable Agreement” means that certain tax receivable agreement, dated as of July 22, 2021, by and among Core & Main and the Former Limited Partners;

•	“Holdings” means Core & Main Holdings, LP, a Delaware limited partnership;

•	“IPO” means our initial public offering of Class A common stock, which closed on July 27, 2021;

•	“Management Feeder” means Core & Main Management Feeder, LLC, a Delaware limited liability company;

•	“Opco” means Core & Main LP, a Florida limited partnership;

•	“Original Limited Partners” means the CD&R Investors and Management Feeder, the direct and indirect owners of Holdings prior to the Reorganization Transactions and the IPO;

S-ii

•	“Paired Interest Selling Stockholder” means CD&R Waterworks Holdings, LLC, a Delaware limited liability company;

•	“Partnership Interests” means the limited partner interests of Holdings;

•	“Reorganization Transactions” means a series of reorganization transactions that we undertook on July 22, 2021 to implement an “UP-C” capital structure in connection with the IPO;

•	“Selling Stockholders” means, collectively, the Class A Selling Stockholders and the Paired Interest Selling Stockholder;

•	“Tax Receivable Agreements” means, collectively, the Continuing Limited Partner Tax Receivable Agreement and the Former Limited Partner Tax Receivable Agreement;

•

“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of August 1, 2017, by and among Opco, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time; and

•

“we,” “us,” “our” and the “Company” mean Core & Main and, unless otherwise indicated or the context otherwise requires, all of its consolidated subsidiaries, including Holdings and its consolidated subsidiaries.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated September 15, 2022. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in a prospectus supplement may, from time to time, offer and sell our Class A common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our Class A common stock, which the Selling Stockholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation by Reference” and “Where You Can Find Additional Information” in this prospectus supplement before investing in our Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus supplement or in the documents incorporated by reference herein or therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, cash flows, prospects, and growth strategies.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	declines, volatility and cyclicality in the U.S. residential and non-residential construction markets;

•	slowdowns in municipal infrastructure spending and delays in appropriations of federal funds;

•	our ability to competitively bid for municipal contracts;

•	price fluctuations in our product costs;

•	our ability to manage our inventory effectively, including during periods of supply chain disruptions;

•	risks involved with acquisitions and other strategic transactions, including our ability to identify, acquire, close or integrate acquisition targets successfully;

•	the fragmented and highly competitive markets in which we compete and consolidation within our industry;

•	the development of alternatives to distributors of our products in the supply chain;

•	our ability to hire, engage and retain key personnel, including sales representatives, qualified branch, district and regional managers and senior management;

•

our ability to identify, develop and maintain relationships with a sufficient number of qualified suppliers and the potential that our exclusive or restrictive supplier distribution rights are terminated;

•	the availability and cost of freight;

•	the ability of our customers to make payments on credit sales;

•	changes in supplier rebates or other terms of our supplier agreements;

•	our ability to identify and introduce new products and product lines effectively;

•	the spread of, and response to public health crises and the inability to predict the ultimate impact on us;

•	costs and potential liabilities or obligations imposed by environmental, health and safety laws and requirements;

•	regulatory change and the costs of compliance with regulation;

•	changes in stakeholder expectations in respect of environmental, social and governance and sustainability practices;

•	exposure to product liability, construction defect and warranty claims and other litigation and legal proceedings;

•	potential harm to our reputation;

•	difficulties with or interruptions of our fabrication services;

•	safety and labor risks associated with the distribution of our products as well as work stoppages and other disruptions due to labor disputes;

•	impairment in the carrying value of goodwill, intangible assets or other long-lived assets;

•	interruptions in the proper functioning of our and our third-party service providers’ information technology systems, including from cybersecurity threats;

•	our ability to continue our customer relationships with short-term contracts;

•	risks associated with exporting our products internationally;

•	our ability to maintain effective internal controls over financial reporting and remediate any material weaknesses;

•	our indebtedness and the potential that we may incur additional indebtedness;

•	the limitations and restrictions in the agreements governing our indebtedness, the Amended and Restated Limited Partnership Agreement of Holdings and the Tax Receivable Agreements;

•	increases in interest rates and the impact of transitioning away from the London Interbank Offered Rate, generally to the term secured overnight financing rate, as a benchmark rate in contracts;

•	changes in our credit ratings and outlook;

•	our ability to generate the significant amount of cash needed to service our indebtedness;

•	our organizational structure, including our payment obligations under the Tax Receivable Agreements, which may be significant;

•	our ability to sustain an active, liquid trading market for our Class A common stock;

•	the significant influence that CD&R has over us and potential conflicts between the interests of CD&R and other stockholders; and

•	other risks and factors included under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

You should read this prospectus supplement, and the accompanying prospectus, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein and therein, completely and with the understanding that actual future results may be materially different from expectations.

All forward-looking statements attributable to us or persons acting on our behalf that are made in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are qualified in their entirety by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information you should consider before investing in our Class A common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in the Fiscal 2022 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2023 (the “fiscal quarter ended October 29, 2023 10-Q”), which are each incorporated by reference herein, before you decide to invest in shares of our Class A common stock.

Our Company

Core & Main is a leader in advancing reliable infrastructure with local service, nationwide. As a leading specialized distributor with a focus on water, wastewater, storm drainage and fire protection products, and related services, we provide solutions to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets, nationwide. Our specialty products and services are used primarily in the maintenance, repair, replacement and new construction of water, wastewater, storm drainage and fire protection infrastructure. We are one of only two national distributors operating across large and highly fragmented markets, which we estimate to represent approximately $40 billion in annual sales. We have a network of approximately 320 branch locations in 48 states across the U.S., which serve as a critical link between over 4,500 suppliers and a diverse and long-standing base of approximately 60,000 customers. We offer a comprehensive portfolio of more than 200,000 stock keeping units covering a full spectrum of specialized products and services, including pipes, valves & fittings, storm drainage products, fire protection products and fabrication services, and smart metering products and technology. Our products are generally unique to our industry and must meet local specifications. We have a balanced mix of sales across our product categories, end markets and construction sectors. We derived approximately 39% of our net sales for the fiscal year ended January 29, 2023 (“fiscal 2022”) from the municipal construction sector, 39% from the non-residential construction sector and 22% from the residential construction sector. Furthermore, we estimate that we had a near-equal mix of sales related to construction on new projects and existing repair and replace projects in fiscal 2022.

Our principal executive offices are located at 1830 Craig Park Court, St. Louis, MO 63146, and our telephone number is (314) 432-4700.

Our Principal Shareholder

Clayton, Dubilier & Rice, LLC is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including industrials, healthcare, consumer, technology and financial services. Since its inception in 1978, CD&R has managed the investment of approximately $40 billion in more than 100 companies with an aggregate transaction value of more than $175 billion. The firm has offices in New York and London.

Organizational Structure

Core & Main was incorporated on April 9, 2021 for the purpose of facilitating the IPO and other related transactions in order to carry on the business of Holdings and its consolidated subsidiaries. Core & Main is a holding company, and its primary material asset is its ownership interest in Holdings, a portion of which is held indirectly through CD&R WW, LLC. Holdings has no operations and no material operating assets of its own other than its indirect ownership interest in Opco, the legal entity that conducts the operations of Core & Main.

From time to time, we have completed secondary public offerings of shares of Class A common stock on behalf of the Selling Stockholders (the “Secondary Offerings”). As part of each Secondary Offering, Partnership Interests held by CD&R Waterworks Holdings were exchanged, together with the retirement of a corresponding number of shares of Class B common stock, for an equal number of shares of Class A common stock, which were a portion of the shares sold by the Selling Stockholders in each Secondary Offering. The shares received in each such exchange were sold in the related Secondary Offering along with existing shares of Class A common stock held by the Selling Stockholders.

Concurrently with the completion of each Secondary Offering in the fiscal year ending January 28, 2024 (“fiscal 2023”), (i) the Company repurchased from the Class A Selling Stockholders shares of our Class A common stock, with Holdings redeeming from the Company a corresponding number of Partnership Interests, and (ii) Holdings redeemed Partnership Interests from the Paired Interest Selling Stockholder, with the Company repurchasing a corresponding number of shares of our Class B common stock from the Paired Interest Selling Stockholder for no additional consideration, with each repurchase of our Class A common stock and redemption of Partnership Interests at the same price per share paid by the underwriters to the Selling Stockholders in the corresponding Secondary Offering (the “Repurchase Transactions”). The Secondary Offerings and concurrent Repurchase Transactions completed in fiscal 2023 are summarized in the table below:

Transaction Date	Shares of Class A Common Stock Offered to the Public by the Selling Stockholders		Shares of Class A Common Stock Repurchased from the Selling Stockholders	Partnership Interests Redeemed by Holdings from the Paired Interest Selling Stockholder	Per Share / Per Partnership Interest Price
April 14, 2023	5,000,000		9,377,183	5,622,817	$22.151
June 12, 2023	14,000,000		3,125,728	1,874,272	$28.215
September 19, 2023	18,000,000		3,125,728	1,874,272	$29.015
November 9, 2023(1)	21,850,000	(1)	3,125,728	1,874,272	$30.440
December 11, 2023(2)	17,250,000	(2)	3,125,728	1,874,272	$35.540

(1)

Includes an additional 2,850,000 shares of our Class A common stock purchased by the underwriter on November 15, 2023, pursuant to the exercise in full of its option granted in connection with the secondary public offering completed on November 9, 2023.

(2)

Includes an additional 2,250,000 shares of our Class A common stock purchased by the underwriters on December 11, 2023, pursuant to the exercise in full of their option granted in connection with the secondary public offering completed on December 11, 2023.

We did not sell any shares of Class A common stock in the Secondary Offerings and did not receive any of the proceeds from the sales. We paid the costs associated with the sale of shares by the Selling Stockholders in the Secondary Offerings, other than the underwriting discounts and commissions.

The diagram below provides a simplified overview of our organizational structure immediately following this offering and the Repurchase based on 182,492,732 shares of our Class A common stock and 28,752,535 shares of our Class B common stock outstanding as of December 15, 2023 (assuming no exercise of the underwriters’ option to purchase additional shares of our Class A common stock from the Selling Stockholders and without giving effect to the anticipated Charitable Transfers described under the heading “Selling Stockholders”):

THE OFFERING

Issuer	Core & Main, Inc.

Class A Common Stock Offered by the Selling Stockholders	17,000,000 shares.

Option to Purchase Additional Shares of Class A Common Stock	The Selling Stockholders have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to 2,550,000 additional shares of our Class A common stock from the Selling Stockholders at the price per share set forth on the cover page of this prospectus supplement. See “Underwriting.”

The Repurchase	Concurrently with the completion of this offering, we expect (i) the Company to repurchase from the Class A Selling Stockholders an aggregate of 3,125,728 shares of our Class A common stock, with Holdings redeeming from the Company a corresponding number of Partnership Interests, and (ii) Holdings to redeem from the Paired Interest Selling Stockholder 1,874,272 Partnership Interests, with the Company repurchasing a corresponding number of shares of our Class B common stock from the Paired Interest Selling Stockholder for no additional consideration, with each repurchase of our Class A common stock and redemption of Partnership Interests at the same price per share paid by the underwriters to the Selling Stockholders in this offering. We expect to fund the aggregate consideration payable by us in connection with the Repurchase with cash on hand, combined with borrowings under the ABL Credit Facility. See “The Repurchase.”

Class A Common Stock to be Outstanding After This Offering and the Repurchase	185,876,223 shares (or 186,832,102 shares if the underwriters exercise their option to purchase additional shares of our Class A common stock).

Class B Common Stock to be Outstanding After This Offering and the Repurchase	20,369,044 shares, all of which will be owned by the Continuing Limited Partners (or 19,413,165 shares if the underwriters exercise in full their option to purchase additional shares of our Class A common stock).

Class A Common Stock to be Outstanding After This Offering and the Repurchase Assuming Exchange of All Partnership Interests Held by the Continuing Limited Partners	206,245,267 shares.

Voting Rights	Holders of outstanding shares of our Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Each share of Class A common stock and Class B common stock entitles its holder to one vote on all such matters. The Continuing Limited Partners hold all of the outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights.

Voting Power Held by Public Stockholders After Giving Effect to This Offering and the Repurchase	81.7% (or 82.9% if the underwriters exercise in full their option to purchase additional shares of our Class A common stock).

Voting Power Held by the Original Limited Partners after Giving Effect to This Offering and the Repurchase	18.3% (or 17.1% if the underwriters exercise in full their option to purchase additional shares of our Class A common stock).

Exchange Rights of Holders of Partnership Interests	The Continuing Limited Partners (or their permitted transferees) have the right, from time to time and subject to the terms of the Exchange Agreement, to exchange their Partnership Interests, together with the retirement of a corresponding number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at the election of a majority of the disinterested members of our board of directors, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions, for each Partnership Interest exchanged, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. The Exchange Agreement also provides that in connection with any such exchange, to the extent that Holdings has, since consummation of the Reorganization Transactions and the IPO, made distributions to the applicable Continuing Limited Partner that are proportionately lesser or greater than the distributions made to us, on a pro rata basis, the number of shares of Class A common stock to be issued or cash to be paid to such Continuing Limited Partner will be adjusted to take into account the amount of such discrepancy that is allocable to the Partnership Interests, and Class B common stock, subject to such exchange. We expect to cause Holdings to make distributions to its partners in such a manner as generally to limit increases to the number of shares of Class A common stock to be issued or cash to be paid to exchanging Continuing Limited Partners in connection with the adjustment described in the preceding sentence.

Use of Proceeds	We will not receive any of the proceeds from the sale of our Class A common stock by the Selling Stockholders in this offering, including any shares the Selling Stockholders may sell pursuant to the underwriters’ option to purchase additional shares of our Class A common stock.

Dividend Policy	We do not currently have an approved plan to pay dividends on our Class A common stock. Any future determination to pay dividends on our Class A common stock will be subject to the discretion of our board of directors and depend upon various factors, including our results of operations, financial condition, liquidity requirements, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant. Investors should not purchase our Class A common stock with the expectation of receiving cash dividends. The payment of any dividend on our Class A common stock would require a distribution from Holdings. Any distributions made by Holdings to fund dividends will be made on a pro rata basis to all limited partners of Holdings, including Core & Main, in accordance with the terms of the Amended and Restated Limited Partnership Agreement of Holdings. See “Dividend Policy.” Holders of our Class B common stock do not have any right to receive dividends, or to receive a distribution upon a liquidation, dissolution or winding up of Core & Main, with respect to their Class B common stock.

Risk Factors	Our business is subject to a number of risks that you should consider before making a decision to invest in our Class A common stock. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 7 of the accompanying prospectus and on page 11 of the Fiscal 2022 10-K (which is incorporated by reference herein).

U.S. Federal Income Tax Considerations for Non-U.S. Holders	For a discussion of certain U.S. federal income tax considerations that may be relevant for non-U.S. stockholders, see “U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

NYSE Trading Symbol	“CNM”.

The number of shares of our Class A common stock to be outstanding immediately following this offering and the Repurchase is based on 182,492,732 shares of Class A common stock outstanding as of December 15, 2023 and excludes:

•

20,369,044 shares of Class A common stock issuable upon exchange of Partnership Interests, together with the retirement of a corresponding number of shares of Class B common stock held by the Continuing Limited Partners, which includes 9,729,541 shares of Class A common stock corresponding to fully vested common units of Management Feeder outstanding held by certain members of our management, and 393,948 shares of Class A common stock corresponding to unvested common units of Management Feeder outstanding held by certain members of our management;

•

14,952,076 shares of Class A common stock reserved for future issuance under the Core & Main, Inc. 2022 Omnibus Equity Incentive Plan and our Employee Stock Purchase Plan, which includes 342,604 shares of Class A common stock issuable under outstanding stock appreciation rights, of which stock appreciation rights representing 236,993 shares of Class A common stock have vested and are exercisable; and

•	356,070 shares of our Class A common stock subject to outstanding unvested restricted stock units granted to associates.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

In addition, unless otherwise indicated, all information in this prospectus supplement regarding the shareholdings of the Selling Stockholders (and information derived from such shareholdings such as voting power and ownership percentages) does not give effect to the anticipated Charitable Transfers described under the heading “Selling Stockholders.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Our reputation, business, financial position, results of operations and cash flows are subject to various risks. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus supplement the accompanying prospectus or incorporated by reference herein and therein, including the risks and uncertainties discussed under the heading “Risk Factors” in the accompanying prospectus and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Fiscal 2022 10-K and subsequent Quarterly Reports on Form 10-Q and our audited and unaudited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us could materially and adversely affect our reputation, business, financial position, results of operations or cash flows. In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below.

Risks Related to Our Class A Common Stock and This Offering

The market price of our Class A common stock may be volatile and could decline after this offering.

Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our Class A common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	industry, regulatory or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	lawsuits, enforcement actions and other claims by third parties or governmental authorities;

•	actual or anticipated fluctuations in our quarterly operating results;

•	lack of research coverage and reports by industry analysts or changes in any securities analysts’ estimates of our financial performance;

•	action by institutional stockholders or other large stockholders, including future sales of our Class A common stock;

•	failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

•	changes in our dividend policy;

•	announcements by us of significant impairment charges;

•	speculation in the press or investment community;

•	investor perception of us or our industry;

•	changes in market valuations or earnings of similar companies;

•	the impact of short selling or the impact of a potential “short squeeze” resulting from a sudden increase in demand for our Class A common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;

•	war, terrorist acts, epidemic disease or pandemic disease;

•	any future sales of our Class A common stock or other securities;

•	additions or departures of key personnel; and

•	misconduct or other improper actions of our associates.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business or financial condition.

An active, liquid trading market for our common stock may not be sustained.

Although our Class A common stock is currently listed on the NYSE under the symbol “CNM,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Class A common stock is not maintained, the liquidity of our Class A common stock, your ability to sell your shares of our Class A common stock when desired and the prices that you may obtain for your shares of Class A common stock will be adversely affected.

Future sales of shares by us or our existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our Class A common stock in the public market following this offering and the Repurchase, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the completion of this offering and the Repurchase, we will have a total of 185,876,223 shares of Class A common stock (or 186,832,102 if the underwriters exercise in full their option to purchase additional shares of our Class A common stock) outstanding and 20,369,044 additional shares of Class A common stock issuable (or 19,413,165 if the underwriters exercise in full their option to purchase additional shares of our Class A common stock) upon exchange of Partnership Interests (with automatic retirement of an equal number of shares of Class B common stock). Of the outstanding shares of Class A common stock, all of the Class A common stock shares to be sold in this offering will be immediately tradable without restriction under the Securities Act of 1933, as amended (the “Securities Act”), except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). The 17,452,462 shares of our Class A common stock (or 15,858,341 if the underwriters exercise in full their option to purchase additional shares of our Class A common stock) held by “affiliates,” as that term is defined in Rule 144, that will be outstanding immediately after the completion of this offering and the Repurchase will be restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, means of sale, holding period and other limitations of Rule 144 under the Securities Act or pursuant to an exemption from registration under Rule 701 under the Securities Act (“Rule 701”), subject to the lock-up agreements to be entered into by us, the Original Limited Partners and our executive officers and directors.

Additionally, pursuant to the terms of the Exchange Agreement and subject to certain restrictions set forth therein, the Continuing Limited Partners have the right to exchange their Partnership Interests, together with the retirement of a corresponding number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis or, at the election of a majority of the disinterested members of our board of directors, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions, for each Partnership Interest exchanged, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. The Exchange Agreement also provides that in connection with any such exchange, to the extent that Holdings has, since consummation of the Reorganization Transactions and our IPO, made distributions to the applicable Continuing Limited Partner that are proportionately lesser or greater than the distributions made to us, on a pro rata basis, the number of shares of Class A common stock to be issued or cash to be paid to such Continuing Limited Partner will be adjusted to take into account the amount of such discrepancy that is allocable to the Partnership Interests, and Class B common stock, subject to such exchange. We expect to cause Holdings to make overall distributions to its partners in such a manner as generally to limit increases to the number of shares of Class A common stock to be issued or cash to be paid to exchanging Continuing Limited Partners in connection with the adjustment described in the preceding sentence. The amount of future partner distributions and the number of shares issuable pursuant to such provision of the Exchange Agreement will fluctuate based on a number of factors, including our financial performance, the actual tax rates applied to the applicable Continuing Limited Partners (or their permitted transferees), any changes in tax rates or tax laws and future share prices for our Class A common stock. Unless our board of directors elects to settle these obligations in cash pursuant to the terms of the Exchange Agreement, we expect that these arrangements will result in a substantial number of additional shares of Class A common stock being issued to the Continuing Limited Partners.

We are also party to a registration rights agreement, dated as of July 27, 2021, with the CD&R Investors, pursuant to which the shares of our Class A common stock and our other equity securities held by the CD&R Investors will be eligible for resale (including shares of our Class A common stock issuable upon exchange of Partnership Interests held by CD&R Waterworks Holdings directly or indirectly through a wholly-owned subsidiary), subject to certain limitations set forth therein.

On July 23, 2021, we also filed a registration statement on Form S-8 under the Securities Act to register the shares of Class A common stock to be issued under our equity compensation plans. As a result, all shares of Class A common stock acquired upon exercise of stock options and other securities convertible or exchangeable into shares of Class A common stock granted under our equity compensation plans will be freely tradable under the Securities Act, subject to the terms of the lock-up agreements, unless purchased by our affiliates. Furthermore, as of December 15, 2023, there were (i) vested common units of Management Feeder, which correspond to an equivalent number of Partnership Interests in Holdings that may be exchanged for 9,729,541 shares of Class A common stock in the aggregate, which will be issuable upon exchange of such Partnership Interests (together with the retirement of a corresponding number of shares of Class B common stock held by Management Feeder), (ii) unvested common units of Management Feeder, that are subject to certain time-vesting provisions, which correspond to an equivalent number of Partnership Interests in Holdings that may be exchanged for 393,948 shares of Class A common stock in the aggregate, which will be issuable upon exchange of such Partnership Interests (together with the retirement of a corresponding number of shares of Class B common stock held by Management Feeder) and (iii) stock appreciation rights of Holdings, denominated in Class A common stock, pursuant to which 342,604 shares of Class A common stock will be issuable, at a weighted average base price of $5.27 per share, of which stock appreciation rights representing 236,993 shares of Class A common stock are vested and exercisable after consummation of this offering and the Repurchase.

Additionally, in connection with this offering, the Selling Stockholders have entered into lock-up agreements under which they have agreed not to, among other things and subject to certain exceptions, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, engage in any hedging or similar transaction or arrangement, lend or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered hereby, without the prior written consent of the underwriters, for a period of 30 days after the date of this prospectus supplement.

Following the expiration of this 30-day lock-up period and this offering (assuming no exercise by the underwriters of their option to purchase additional shares of our Class A common stock) 37,821,506 shares of our

Class A common stock (including shares issuable upon exchange of Partnership Interests, together with the retirement of a corresponding number of shares of Class B common stock), will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701. In addition, the Original Limited Partners may distribute shares that they hold to their investors who themselves may then sell into the public market following the expiration of the lock-up period. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. Furthermore, the Original Limited Partners have the right to require us to register shares of Class A common stock for resale in certain circumstances. As resale restrictions end, the market price of our Class A common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our Class A common stock price and trading volume could decline.

The trading market for our Class A common stock depends in part on the research and reports that securities or industry analysts may publish about us or our business. If one or more of the analysts that covers our Class A common stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our Class A common stock or fails to publish reports on us regularly, demand for our Class A common stock could decrease, which could cause our Class A common stock price or trading volume to decline.

Following the completion of this offering and the Repurchase, the CD&R Investors will continue to have significant control over us and may have conflicts of interest with other stockholders.

Following the completion of this offering and the Repurchase, the CD&R Investors will beneficially own shares of our common stock representing approximately 13.4% of the combined voting power of our common stock through its ownership of Class A common stock and Class B common stock. As a result, the CD&R Investors will continue to have significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could reduce the market price of our Class A common stock.

Because the CD&R Investors’ interests may differ from your interests, actions the CD&R Investors take as significant stockholders may not be favorable to you. For example, the concentration of voting power held by the CD&R Investors could delay, defer or prevent a change of control of us, impede a merger, takeover or other business combination that another stockholder may otherwise view favorably or cause us to enter into transactions or agreements that are not in the best interests of all stockholders. Other potential conflicts could arise, for example, over matters such as associate retention or recruiting, or our dividend policy.

Following the completion of this offering and the Repurchase (and after giving effect to the Charitable Transfers), the CD&R Investors will continue to have the right to designate for nomination for election to our board of directors at least 5% of our directors as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 5% of the total voting power of the outstanding shares of our common stock and our other equity securities.

Under our amended and restated certificate of incorporation (the “Certificate of Incorporation”), the CD&R Investors and their affiliates and, in some circumstances, any of our directors and officers who is also a director, officer, employee, member or partner of the CD&R Investors and their affiliates, have no obligation to offer us corporate opportunities.

The policies relating to corporate opportunities and transactions with the CD&R Investors set forth in our Certificate of Incorporation address potential conflicts of interest between Core & Main, on the one hand, and the CD&R Investors and their respective officers, directors, employees, members or partners who are directors or officers of our company, on the other hand. In accordance with those policies, the CD&R Investors may pursue corporate opportunities, including acquisition opportunities that may be complementary to our business, without offering those opportunities to us. By becoming a stockholder in Core & Main, you will be deemed to have notice of and have consented to these provisions of our Certificate of Incorporation. Although these provisions are designed to resolve conflicts between us and the CD&R Investors and their affiliates fairly, conflicts may not be resolved in our favor or be resolved at all.

Future offerings of debt, Class A common stock, equity securities which would rank senior to our Class A common stock or other securities convertible or exchangeable into common or preferred stock, in connection with a financing, strategic investment, litigation settlement or employee arrangement or otherwise, may result in dilution to owners of our Class A common stock and/or may adversely affect the market price of our Class A common stock.

If, in the future, we decide to issue debt or equity securities that rank senior to our Class A common stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Issuing additional shares of our Class A common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our stockholders or reduce the market price of our Class A common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Class A common stock and may result in dilution to owners of our Class A common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Class A common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors outside our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Class A common stock will bear the risk of our future offerings, reducing the market price of our Class A common stock or diluting the value of their stock holdings in us.

In addition, in the future, we may issue additional shares of Class A common stock or other equity or debt securities convertible into or exercisable or exchangeable for shares of our Class A common stock in connection with a financing, strategic investment, litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our Class A common stock to decline.

Anti-takeover provisions in our Certificate of Incorporation and our amended and restated by-laws (the “By-laws”) could discourage, delay or prevent a change of control of our company and may affect the trading price of our Class A common stock.

Our Certificate of Incorporation and By-laws include a number of provisions that may discourage, delay or prevent a change in our management or control over us even if our stockholders might consider such changes to be favorable. For example, our Certificate of Incorporation and By-laws collectively:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•

provide for a classified board of directors, which divides our board of directors into three classes, with members of each class serving staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

•	limit the ability of stockholders to remove directors without cause;

•	provide that vacancies on our board of directors, including vacancies resulting from an enlargement of our board of directors, may be filled only by a majority vote of directors then in office;

•	prohibit stockholders from calling special meetings of stockholders;

•	prohibit stockholder action by consent in writing or electronic transmission, thereby requiring all actions to be taken at a meeting of the stockholders;

•

opt out of Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, or any successor provision to Section 203, until Section 203 by its terms would, but for the applicable provisions of our Certificate of Incorporation, apply to us and the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 5% of the total voting power of the outstanding shares of our common stock;

•	establish advance notice requirements for nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders; and

•

require the approval of holders of at least 66 2/3% of the voting power of the outstanding shares of our common stock then entitled to vote thereon to amend our By-laws and certain provisions of our Certificate of Incorporation.

These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our Class A common stock offered by a bidder in a takeover context or from changing our management and board of directors. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our Class A common stock if the provisions are viewed as discouraging takeover attempts in the future.

Our Certificate of Incorporation and By-laws may also make it difficult for stockholders to replace or remove our management. Furthermore, the existence of the foregoing provisions, as well as the significant amount of the total voting power that the CD&R Investors will continue to have following this offering and the Repurchase, could limit the price that investors might be willing to pay in the future for shares of our Class A common stock. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

We could be the subject of securities class action litigation due to future stock price volatility, which could divert management’s attention and materially and adversely affect our business or financial condition.

The stock market in general, and market prices for the securities of companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. A certain degree of stock price volatility can be attributed to being a newly public company. These broad market and industry fluctuations may adversely affect the market price of our Class A common stock, regardless of our operating performance. In certain situations in which the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. We may be a target of this type of litigation in the future. The defense and disposition of litigation of this type could result in substantial costs and divert resources and the time and attention of our management, which could materially and adversely affect our business or financial condition.

We currently do not have an approved plan to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment depends on appreciation in the price of our Class A common stock.

While we may in the future consider approving a plan to pay dividends on our Class A common stock, we currently intend to use our future earnings, if any, to repay debt, to fund our growth, to develop our business, for working capital needs and for general corporate purposes. Therefore, there is no certainty as to the timing, frequency and magnitude of any dividends that we may pay on our Class A common stock for the foreseeable future, and the success of an investment in shares of our common stock depends upon any future appreciation in their value. There is no guarantee that shares of our Class A common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares. Payments of dividends, if any, are at the sole discretion of our board of directors after taking into account various factors, including general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal and tax restrictions and implications of the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our operations are conducted almost entirely through our subsidiaries. As such, to the extent that we determine in the future to pay dividends on our Class A common stock, none of our subsidiaries will be obligated to make funds available to us for the payment of dividends. Further, the agreements governing our subsidiaries’ debt agreements significantly restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us, and we may enter into other debt agreements or borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our Class A common stock. In addition, Delaware law imposes additional requirements that may restrict our ability to pay dividends to holders of our Class A common stock.

As a result of the September 19, 2023 secondary public offering and concurrent repurchase (the “September 2023 Transaction”), we are no longer a “controlled company” within the meaning of the NYSE rules. However, we may continue to rely on exemptions from certain corporate governance requirements during a one-year transition period.

As a result of the September 2023 Transaction we are no longer a “controlled company” within the meaning of the NYSE corporate governance standards. The NYSE rules require that the Talent and Compensation and Nominating and Governance Committees be composed entirely of independent directors within one year of the date that we no longer qualify as a “controlled company.” Accordingly, during the transition period, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. Furthermore, a change in our board of directors and committee membership may result in a change in our operation philosophies and deviations from our current corporate strategy.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or stockholders.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action, suit or proceeding asserting a claim arising out of or pursuant to or seeking to enforce any right, obligation or remedy under any provision of our Certificate of Incorporation or our By-laws (as either may be amended or restated) or the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, in each case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants. It is possible that a court could find that the exclusive forum provisions described above are inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. As permitted by Delaware law, our Certificate of Incorporation provides that, unless we consent in writing to the election of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the

Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our Certificate of Incorporation related to choice of forum. The choice of forum provision in our Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or any of our directors, officers, other employees, agents or stockholders, which could discourage lawsuits with respect to such claims. Additionally, a court could determine that the exclusive forum provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business or financial condition.

Risks Related to Our Organizational Structure

Our principal asset is our direct and indirect ownership interest in Holdings, and, accordingly, we depend on distributions from Holdings and its subsidiaries to pay our taxes and other expenses, including payments under each of the Tax Receivable Agreements. Our subsidiaries’ ability to make such distributions may be subject to various limitations and restrictions.

We are a holding company and our primary material asset is our direct and indirect ownership of Holdings. Holdings itself has no operations and no material operating assets of its own other than its indirect ownership interest in Core & Main Midco, LLC, which is a holding company with no operations and no material operating assets of its own other than its ownership interest in Opco and Opco GP, the general partner of Opco. As such, we have no independent means of generating revenue or cash flow, and our ability to pay our taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of our current and future subsidiaries, including Opco. There can be no assurance that our subsidiaries will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including covenants in the agreements that govern Opco’s indebtedness, will permit such distributions.

Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, taxable income of Holdings, if any, will be allocated to holders of Partnership Interests, including us. Accordingly, we will generally incur U.S. federal income taxes on our allocable share of any net taxable income of Holdings. In addition, our allocable share of Holdings’ net taxable income will increase over time as the Continuing Limited Partners continue to exchange their Partnership Interests for shares of our Class A common stock. Such increase in our taxable income may increase our tax expenses and may have a material adverse effect on our business or financial condition.

Under the terms of the Amended and Restated Limited Partnership Agreement of Holdings, Holdings is obligated to make tax distributions to holders of Partnership Interests, including us, to the extent that other distributions made by Holdings are otherwise insufficient to pay the tax liabilities of holders of Partnership Interests. In addition to tax expenses, we also incur expenses related to our operations, including payments under the Tax Receivable Agreements. Because tax distributions are based on an assumed tax rate, Holdings may be required to make tax distributions that, in the aggregate, could be significant. We intend, as its general partner, to cause Holdings to make cash distributions to the owners of Partnership Interests, including us, in an amount sufficient to (i) fund all or part of their tax obligations in respect of taxable income allocated to them and (ii) cover our operating expenses, including payments made under the Tax Receivable Agreements. However, Holdings’ ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which Holdings is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering Holdings insolvent. If we do not have sufficient funds to pay taxes or other expenses or to fund our operations, we may have to borrow funds, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under any Tax Receivable Agreement for any reason, such payments generally will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under such Tax Receivable Agreement and therefore accelerate payments due under such Tax Receivable Agreement.

In addition, if Holdings does not have sufficient funds to make distributions, our ability to declare and pay cash dividends on our Class A common stock will also be restricted or impaired. See “—Risks Related to Our Class A Common Stock and This Offering” and “Dividend Policy.”

Our organizational structure, including the Tax Receivable Agreements, confers certain benefits upon the Continuing Limited Partners and certain Former Limited Partners that will not benefit Class A common stockholders to the same extent as it will benefit Continuing Limited Partners or such Former Limited Partners.

Our organizational structure, including the Tax Receivable Agreements, confers certain benefits upon Continuing Limited Partners and certain Former Limited Partners that will not benefit the holders of our Class A common stock to the same extent as it will benefit Continuing Limited Partners or such Former Limited Partners. As described in Note 7 to the condensed consolidated financial statements included in the fiscal quarter ended October 29, 2023 10-Q incorporated by reference herein, exchanges of Partnership Interests by the Continuing Limited Partners and Former Limited Partners may generate tax attributes for the Company for which we must pay 85% of the realized, or deemed to be realized, benefits to the exchanging party under the respective Tax Receivable Agreement. Although we will retain 15% of the amount of such tax benefits, this and other aspects of our organizational structure may adversely impact the trading market for the Class A common stock. In addition, our organizational structure, including the Tax Receivable Agreements, imposes additional compliance costs and requires a significant commitment of resources that would not be required of a company with a simpler organizational structure.

The Tax Receivable Agreements require us to make cash payments to the Continuing Limited Partners and certain Former Limited Partners in respect of certain tax benefits to which we may become entitled, and we expect that the payments we will be required to make will be substantial.

The amount of the cash payments that we will be required to make under the Tax Receivable Agreements is expected to be substantial. Any payments made by us under the Tax Receivable Agreements will generally reduce the amount of overall cash flow that might have otherwise been available to us. Furthermore, our future obligation to make payments under the Tax Receivable Agreements could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreements. Payments under the Tax Receivable Agreements are not conditioned on any holder’s continued ownership of Partnership Interests or our common stock. As of October 29, 2023, the Company had recorded a $310 million payable to related parties pursuant to the Tax Receivable Agreements.

In addition, if the Continuing Limited Partners exchanged their remaining Partnership Interests on October 29, 2023, utilizing assumptions described in Note 7 to the condensed consolidated financial statements included in the fiscal quarter ended October 29, 2023 10-Q incorporated by reference herein, we would recognize a deferred tax asset (subject to offset with existing deferred tax liabilities) of approximately $472 million and a Continuing Limited Partners Tax Receivable Agreement liability of approximately $401 million, payable to the Continuing Limited Partners over the life of the Continuing Limited Partners Tax Receivable Agreement. The full exchange by the Continuing Limited Partners will also decrease our aforementioned deferred tax asset associated with our investment in Holdings by $127 million. These amounts are estimates only and are subject to change. The actual amount and timing of any payments under the Tax Receivable Agreements will vary depending upon a number of factors, including the timing of exchanges by the holders of Partnership Interests, the amount of gain recognized by such holders of Partnership Interests, the amount and timing of the taxable income we generate in the future and the federal tax rates then applicable.

In certain cases, payments under the Tax Receivable Agreements to Continuing Limited Partners or Former Limited Partners may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreements.

Each Tax Receivable Agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, nonpayment for a specified period which constitutes a material breach of a material obligation under such Tax Receivable Agreement, or if, at any time, we elect an early termination of such Tax Receivable Agreement, then our obligations, or our successor’s obligations, under such Tax Receivable Agreement to make payments thereunder would be based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to such Tax Receivable Agreement.

As a result of the foregoing, (i) we could be required to make payments under such Tax Receivable Agreement that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to such Tax Receivable Agreement and (ii) if we elect to terminate such Tax Receivable Agreement early, we would be required to make an immediate cash payment equal to the specified percentage of the present value of the anticipated future tax benefits that are the subject of such Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. Based upon certain assumptions, we estimate that if we had exercised our termination right as of October 29, 2023, the amount of the termination payment pursuant to the Tax Receivable Agreements recorded on our consolidated balance sheets for the exchange of Partnership Interests would be approximately $204 million and the amount of the termination payment to the Continuing Limited Partners holding the remaining exchangeable Partnership Interests would be approximately $246 million. The foregoing numbers are estimates and the actual payments could differ materially based on, among other things, the timing of an early termination election, the discount rate applicable at the time of the early termination election and material changes in relevant tax law. In these situations, our payments under such Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will be able to fund or finance our payments under the Tax Receivable Agreements.

We will not be reimbursed for any payments made under the Tax Receivable Agreements in the event that any tax benefits are disallowed.

Our acquisitions of Partnership Interests in connection with the Exchange Agreement are expected to result in increases in our allocable tax basis in the assets of Holdings that otherwise would not have been available to us. These increases in tax basis are expected to reduce the amount of cash tax that we would otherwise have to pay in the future due to increases in depreciation and amortization deductions (for tax purposes). These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets of Holdings to the extent the increased tax basis is allocated to those assets. The Internal Revenue Service (the “IRS”) may challenge all or part of these tax basis increases, and a court could sustain such a challenge.

Payments under the Tax Receivable Agreements will be based on the tax reporting positions that we determine, and the IRS or another taxing authority may challenge all or part of the tax basis increases, as well as other related tax positions we take, and a court could sustain such challenge. While the actual increase in tax basis, as well as the actual amount and timing of any payments under the Tax Receivable Agreements, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, future tax rates, and the amount and timing of our income, we expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Holdings attributable to our interests in Holdings, during the expected term of the Tax Receivable Agreements, the payments that we may make to the Continuing Limited Partners could be substantial.

The payment obligations under the Tax Receivable Agreements are our obligation and not an obligation of Holdings. In the event any tax benefits initially claimed by us and for which payment has been made are successfully challenged, such prior payments under the applicable Tax Receivable Agreements will not be reimbursed but any such detriment will generally be taken into account as a reduction in future payments due under the applicable Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment for a number of years following the initial time of such payment and, if any of our tax reporting positions are challenged by a taxing authority, we will not be permitted to reduce any future cash payments under such Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, payments could be made under such Tax Receivable Agreement in excess of the tax savings that we realize in respect of the tax attributes that are the subject of such Tax Receivable Agreement.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), as a result of our ownership of Holdings, applicable restrictions could make it impractical for us to continue our business as currently contemplated and could have a material adverse effect on our business or financial condition.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act.

As the general partner of Holdings, we control and operate Holdings. On that basis, we believe that our interest in Holdings is neither an “investment security” as that term is used in the 1940 Act nor a “security” based on the test under applicable case law. However, if we were to cease participation in the management of Holdings, our interest in Holdings could be deemed an “investment security” for purposes of the 1940 Act.

We and Holdings intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business or financial condition.

THE REPURCHASE

On January 5, 2024, we entered into a purchase and redemption agreement with the Selling Stockholders (the “Purchase and Redemption Agreement”). Pursuant to the Purchase and Redemption Agreement, (i) the Company will repurchase from the Class A Selling Stockholders an aggregate of 3,125,728 shares of our Class A common stock, with Holdings redeeming from the Company a corresponding number of Partnership Interests, and (ii) Holdings will redeem from the Paired Interest Selling Stockholder 1,874,272 Partnership Interests, with the Company repurchasing a corresponding number of shares of our Class B common stock from the Paired Interest Selling Stockholder for no additional consideration, with each repurchase of Class A common stock and redemption of Partnership Interests at the same price per share paid by the underwriters to the Selling Stockholders in this offering.

The closing of the Repurchase is subject to the successful completion of this offering and other customary closing conditions. We expect to fund the aggregate consideration payable by us in connection with the Repurchase with cash on hand, combined with borrowings under the ABL Credit Facility.

Although the closing of Repurchase is conditioned on the closing of this offering (among other conditions), the closing of this offering is not conditioned upon the closing of the Repurchase, and there can be no assurances that the Repurchase will be completed even if this offering is completed.

USE OF PROCEEDS

The Selling Stockholders are selling all of the Class A common stock being sold in this offering, including any shares of Class A common stock sold upon the exercise of the underwriters’ option to purchase additional shares. Accordingly, we will not receive any proceeds from the sale of shares of our Class A common stock being sold in this offering. We will bear the costs associated with the sale of the shares in this offering by the Selling Stockholders, other than underwriting discounts and commissions. See “Underwriting” and “Selling Stockholders.”

DIVIDEND POLICY

We do not currently have an approved plan to pay dividends on our Class A common stock. Any future determination to pay dividends on our Class A common stock will be subject to the discretion of our board of directors and depend upon various factors, including our results of operations, financial condition, liquidity requirements, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant. Investors should not purchase our Class A common stock with the expectation of receiving cash dividends. The payment of any dividend on our Class A common stock would require a distribution from Holdings. Any distributions made by Holdings to fund dividends will be made on a pro rata basis to all limited partners of Holdings, including Core & Main, in accordance with the terms of the Amended and Restated Limited Partnership Agreement of Holdings.

Furthermore, we are a holding company and our primary material asset is our direct and indirect ownership of Holdings. Our ability to pay cash dividends depends on the payment of distributions by our current and future subsidiaries, including Holdings, which is also a holding company whose ability to pay cash dividends depends on the payment of distributions by its current and future subsidiaries, including Opco. Such distributions may be restricted as a result of state law regarding distributions by a limited partnership to its partners or contractual agreements, including any future agreements governing their indebtedness. Under the Florida Revised Uniform Limited Partnership Act of 2005, as amended, Opco, as a Florida limited partnership, is generally prohibited from making a distribution to its partners to the extent that, at the time of the distribution, after giving effect to the distribution, (i) Opco would not be able to pay its debts as they become due in the ordinary course of Opco’s activities or (ii) the assets of Opco would be less than the sum of its total liabilities plus the amount that would be needed, if Opco were to be dissolved, wound up and terminated at the time of the distribution, to satisfy any preferential rights of partners that are superior to those receiving the distribution. Under the Delaware Revised Uniform Limited Partnership Act, as amended, Holdings, as a Delaware limited partnership, is generally prohibited from making a distribution to its partners to the extent that, at the time of the distribution, after giving effect to the distribution, the liabilities of Holdings (with certain exceptions) would exceed the fair value of its assets. Based on its balance sheet at October 29, 2023 and the historical book value of its assets and liabilities, Opco would have been able to distribute approximately $2,062 million to its partners, which represents the amount of Opco’s total assets in excess of the amount of total liabilities. Based on its balance sheet at October 29, 2023 and the historical book value of its assets and liabilities, Holdings would have been able to distribute approximately $2,062 million to its partners, which represents the amount of Holdings’ total assets in excess of the amount of total liabilities.

In addition to the foregoing restrictions on distributions under state law, our ability to pay dividends to holders of our Class A common stock is significantly limited as a practical matter insofar as we may seek to pay dividends out of funds made available to us by Holdings or its subsidiaries because the ABL Credit Agreement and the Term Loan Credit Agreement restrict the ability of Opco to make distributions to Holdings. Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends.

Holders of our Class B common stock do not have any right to receive dividends, or to receive a distribution upon our liquidation, dissolution or winding-up, with respect to their Class B common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Class A common stock by Non-U.S. Holders (as defined below) that purchase such Class A common stock pursuant to this offering and hold such Class A common stock as a capital asset. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our Class A common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that, for U.S. federal income tax purposes, is:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or

•

a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our Class A common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Class A Common Stock

If we make a distribution of cash or other property (other than certain pro rata distributions of our Class A common stock or rights to acquire our Class A common stock) with respect to a share of our Class A common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our Class A common stock, and then as capital gain (which will be treated in the manner described below under

“Sale, Exchange or Other Disposition of Class A Common Stock”). Distributions treated as dividends on our Class A common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Sale, Exchange or Other Disposition of Class A Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our Class A common stock unless:

1.

such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

2.

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

3.

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such Class A common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

The foregoing discussion is subject to the discussion below under “—Information Reporting and Backup Withholding.”

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (including proposed regulations on which taxpayers are permitted to rely pending finalization) (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of dividends on our Class A common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our Class A common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to our Class A common stock.

Information Reporting and Backup Withholding

Distributions on our Class A common stock made to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such distributions generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our Class A common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our Class A common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our Class A common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our Class A common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Shares of our Class A common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

SELLING STOCKHOLDERS

The following table sets forth information as of December 15, 2023 with respect to the ownership of our Class A common stock and our Class B common stock by the Selling Stockholders.

The percentage of beneficial ownership of our Class A common stock and our Class B common stock outstanding before and after the offering and the Repurchase set forth below is based on 182,492,732 shares of our Class A common stock and 28,752,535 shares of our Class B common stock outstanding as of December 15, 2023.

The Continuing Limited Partners hold all of the issued and outstanding shares of our Class B common stock. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of Partnership Interests that each such Continuing Limited Partner owns. The shares of Class B common stock have no economic rights but each share entitles the holder to one vote on all matters on which stockholders of Core & Main are entitled to vote generally. The voting power afforded to the Continuing Limited Partners by their shares of Class B common stock will be automatically and correspondingly reduced as they exchange shares of Class B common stock, together with a corresponding number of Partnership Interests, for shares of Class A common stock. See “Description of Capital Stock” included in the accompanying prospectus.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes to the table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Class A common stock and Class B common stock. On or about the date of the closing of this offering, CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P. are expected to distribute 334,556 and 30,101 shares of Class A common stock, respectively, to certain CD&R investment professionals, including Nathan K. Sleeper, who will make charitable contributions of such shares (the “Charitable Transfers”). These distributions and contributions are not reflected in the tables below.

	Class A Common Stock
	Beneficially Owned Before the Offering and the Repurchase		Shares Offered, Assuming Underwriter’s Option Is Not Exercised		Shares to be Sold in the Repurchase	Beneficially Owned After the Offering and the Repurchase, Assuming Underwriter’s Option Is Not Exercised		Additional Shares Offered, Assuming Underwriter’s Option Is Exercised in Full (2)		Beneficially Owned After the Offering and the Repurchase, Assuming Underwriter’s Option Is Exercised in Full (2)
Beneficial Owner	Number	%				Number	%			Number	%
CD&R Fund X Advisor Waterworks B, L.P.(5)(6)	189,276	0.1%	66,135		19,043	104,098	0.1%	9,712		94,386	0.1%
CD&R Fund X Waterworks B1, L.P.(5)(6)	28,329,561	15.5%	9,564,142		2,850,243	15,915,176	8.6%	1,453,624		14,461,552	7.7%
CD&R Fund X-A Waterworks B, L.P.(5)(6)	2,548,861	1.4%	860,504		256,442	1,431,915	0.8%	130,785		1,301,130	0.7%
CD&R Waterworks Holdings, LLC(5)(6)	—	—	6,509,219	(1)	—	—	—	955,879	(1)	—	—

	Class B Common Stock (3)											Combined Voting Power (4)
	Beneficially Owned Before the Offering and the Repurchase		Shares Offered, Assuming Underwriter’s Option Is Not Exercised	Shares to be Sold in the Repurchase	Beneficially Owned After the Offering and the Repurchase, Assuming Underwriter’s Option Is Not Exercised			Additional Shares Offered, Assuming Underwriter’s Option Is Exercised in Full (2)	Beneficially Owned After the Offering and the Repurchase, Assuming Underwriter’s Option Is Exercised in Full (2)			% Before the Offering and the Repurchase	% After the Offering and the Repurchase, Assuming Underwriter’s Option Is Not Exercised	% After the Offering and the Repurchase, Assuming Underwriter’s Option Is Exercised in Full (2)
	Number	%			Number		%		Number		%
CD&R Fund X Advisor Waterworks B, L.P.(5)(6)	—	—	—	—	—		—	—	—		—	0.1%	0.0%	0.0%
CD&R Fund X Waterworks B1, L.P.(5)(6)	—	—	—	—	—		—	—	—		—	13.4%	7.7%	7.0%
CD&R Fund X-A Waterworks B, L.P.(5)(6)	—	—	—	—	—		—	—	—		—	1.2%	0.7%	0.6%
CD&R Waterworks Holdings, LLC(5)(6)	18,629,046	64.8%	6,509,219	1,874,272	10,245,555	(1)	50.3%	955,879	9,289,676	(1)	47.9%	8.8%	5.0%	4.5%

(1)

Subject to the terms of the Exchange Agreement, each Partnership Interest, together with a corresponding number of shares of Class B common stock, is exchangeable for shares of Class A common stock on a one-for-one basis or, at the election of a majority of the disinterested members of our board of directors, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions, for each Partnership Interest exchanged, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and other similar transactions. Additional shares of Class A common stock or an equivalent cash payment, if a majority of the disinterested members of our board of directors elects to exchange shares of Class A common stock for cash pursuant to the preceding sentence, may be issued upon any such exchange pursuant to the terms of the Exchange Agreement on account of a shortfall relating to tax distributions or payments to fund payments under the Tax Receivable Agreements. See “Summary—Organizational Structure” and “Summary—The Offering—Exchange Rights of Holders of Partnership Interests”. Beneficial ownership of shares of Class B common stock reflected in this table has not been also reflected as beneficial ownership of shares of Class A common stock for which such shares, paired with an equal number of Partnership Interests, may be exchanged. In calculating the percentage of Partnership Interests beneficially owned, the Partnership Interests held by Core & Main are treated as outstanding.
(2)	The Selling Stockholders have granted the underwriters an option to purchase up to an additional 2,550,000 of Class A common stock. See “Underwriting.”
(3)	Represents Partnership Interests which are paired with an equal number of shares of Class B common stock.
(4)

Represents percentage of voting power of the Class A common stock and Class B common stock voting together as a single class. See “Description of Capital Stock—Common Stock” included in the accompanying prospectus.

(5)

CD&R Waterworks Holdings GP, Ltd. (“CD&R Waterworks Holdings GP”), as the general partner of each of the CD&R Investors, CD&R Associates X Waterworks, L.P. (“CD&R Associates X”), as the sole shareholder of CD&R Waterworks Holdings GP, and CD&R Investment Associates X, Ltd. (“CD&R Investment Associates”), as the general partner of CD&R Associates X, may be deemed to beneficially own the shares of Class A common stock and Class B common stock in which the CD&R Investors have beneficial ownership. Each of CD&R Waterworks Holdings GP, CD&R Associates X and CD&R Investment Associates expressly disclaims beneficial ownership of the shares of Class A common stock and Class B common stock in which the CD&R Investors have beneficial ownership. Investment and voting decisions with respect to the shares of Class A common stock and Class B common stock held by the CD&R Investors are made by an investment committee of limited partners of CD&R Associates X, currently consisting of more than ten individuals, each of whom is also an investment professional of CD&R (the “Investment Committee”). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the CD&R Investors. Each of CD&R Investment Associates and CD&R Waterworks Holdings GP is managed by a two-person board of directors. Donald J. Gogel and Nathan K. Sleeper, as the directors of each of CD&R Investment Associates and CD&R Waterworks Holdings GP, may be deemed to share beneficial ownership of the shares of Class A common stock and Class B common stock directly held by the CD&R Investors. Such persons expressly disclaim such beneficial ownership. The principal office of each of the CD&R Investors, CD&R Waterworks Holdings GP, CD&R Associates X and CD&R Investment Associates is c/o Clayton, Dubilier & Rice, LLC, 375 Park Avenue, New York, New York 10152.

(6)

For information regarding certain material relationships between the Selling Stockholders and the Company, see “Certain Relationships and Related Party Transactions” included in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 16, 2023, which is incorporated by reference into this prospectus supplement.

UNDERWRITING

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as underwriters for this offering. The term “underwriters” shall mean either the singular or plural as context requires. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholders and the underwriters, the Selling Stockholders have agreed to sell to the underwriters, and the underwriters have agreed to purchase from the Selling Stockholders 17,000,000 shares of Class A common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than the shares covered by the option described below unless and until this option is exercised. If the underwriters default, the underwriting agreement provides that the underwriting agreement may be terminated.

The underwriters have an option to buy on a pro rata basis up to 2,550,000 additional shares of Class A common stock from the Selling Stockholders at the price per share set forth on the cover page of this prospectus supplement. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

We and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have agreed to purchase the shares of our Class A common stock from the Selling Stockholders at a price of $38.12 per share, which will result in $648,040,000 of proceeds to the Selling Stockholders before expenses (assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock), or $745,246,000 of proceeds to the Selling Stockholders before expenses (assuming full exercise of the underwriters’ option to purchase additional shares). The underwriters propose to offer the shares of Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling the shares of our Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers for whom they may act as agents or to whom they may sell as principal. The offering of the shares of our Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. In connection with the sale of the shares offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts.

The fees and expenses of the offering are estimated at approximately $1 million and are payable by us. We have also agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $25,000.

No Sales of Similar Securities

Our directors, executive officers and certain stockholders, including the Selling Stockholders, have agreed not to sell or transfer any Class A common stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, our directors, executive officers and certain stockholders, including the Selling Stockholders, have agreed, with certain limited exceptions, including, without limitation, with respect to sales or transfers pursuant to any trading plan in effect prior to the date of this prospectus supplement intended to comply with Rule 10b5-1 under the Exchange Act, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Class A common stock,

•	sell any option or contract to purchase any Class A common stock,

•	purchase any option or contract to sell any Class A common stock,

•	grant any option, right or warrant for the sale of any Class A common stock,

•	lend or otherwise dispose of or transfer any Class A common stock,

•	request or demand that we file a registration statement related to the Class A common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Class A common stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A common stock.

Listing

Our shares of Class A common stock are listed on the NYSE under the symbol “CNM.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters and Selling Stockholders from bidding for and purchasing our Class A common stock. However, the underwriters may engage in transactions that stabilize the price of the Class A common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A common stock in the open market. The underwriters have an option to buy up to an additional 2,550,000 shares of Class A common stock from the Selling Stockholders to cover sales by the underwriters in the initial offering of shares or in the open market of a greater number of shares than set forth above. The underwriters may exercise that option for 30 days. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover positions and stabilizing purchases, as well as other purchases by the underwriters for its own account, may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and the Selling Stockholders may engage in passive market making transactions in the Class A common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the Company and/or Selling Shareholders, underwriters and their affiliates that:

(a)	it is a “qualified investor” within the meaning of the Prospectus Regulation; and

(b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company and/or Selling Shareholders, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire shares in the offer.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares have been offered or will be offered pursuant to the offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the Shares shall require us and/or the underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the United Kingdom who acquires any shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompany prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompany prospectus supplement:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as disclosures document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue and sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in

Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus will not be circulated or distributed in the People’s Republic of China (“PRC”) and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement, the accompany prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement and the accompanying prospectus are subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies

Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this prospectus supplement and the accompanying prospectus do not, nor are they intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1)(a)

the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v) financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1)(b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement and the accompanying prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 29, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits thereto because some parts have been omitted in accordance with the rules and regulations of the SEC. You will find additional information about us and the Class A common stock offered hereby in the registration statement and the exhibits thereto. For further information with respect to Core & Main and the Class A common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site (http://www.sec.gov), from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the informational requirements of the Exchange Act and, accordingly, file with the SEC annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information. You can access these reports, proxy statements and other information without charge at the SEC’s website, which is listed above. You can also access, free of charge, our reports filed with the SEC (for example, our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and any amendments to those forms) through our website (http://www.coreandmain.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our website or any other website identified herein is part of, or incorporated into, this prospectus supplement, and you should not rely on any such information in connection with your decision to invest in our Class A common stock. All website addresses in this prospectus supplement and the accompanying prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and until any offering of securities pursuant to this prospectus supplement or the accompanying prospectus is completed or otherwise terminated (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended January 29, 2023, filed with the SEC on March 28, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2023, July 30, 2023 and October 29, 2023, filed with the SEC on June 6, 2023, September 6, 2023 and December 5, 2023, respectively;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 16, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on April 14, 2023, June 12, 2023, June 28, 2023, September 19, 2023, November 9, 2023 and December 11, 2023; and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 23, 2021, as supplemented by the “Description of Capital Stock” found on page 9 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or the accompanying prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus except as so modified or superseded. In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement and prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement and the accompanying prospectus contained in the registration statement, but not delivered with the prospectus supplement and the accompanying prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:

Core & Main, Inc.

Attn: Corporate Secretary

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

PROSPECTUS

Core & Main, Inc.

Class A Common Stock

The selling stockholders identified in this prospectus may offer and sell shares of Class A common stock of Core & Main, Inc. (“Core & Main”), from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNM”. The last reported sale price of our Class A common stock on September 14, 2022 was 24.74 per share.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. If required, the prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholders may elect to sell the shares of Class A common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how, and the prices at which, the selling stockholders may elect to sell their shares of Class A common stock in the section titled “Plan of Distribution” on page 18 of this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our Class A common stock held by the selling stockholders. We will not receive any proceeds from any sale of shares of Class A common stock by the selling stockholders. We will bear certain expenses of any offering of Class A common stock, and the selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.

We have two classes of common stock outstanding: Class A common stock and Class B common stock. Each share of Class A common stock and Class B common stock entitles its holder to one vote on all matters presented to our stockholders generally. Shares of Class B common stock have no economic rights. The Continuing Limited Partners (as defined herein) hold all of our Class B common stock, and such ownership entitles them, subject to the terms of the Exchange Agreement (as defined herein), to exchange their shares of our Class B common stock, together with the exchange of a corresponding number of Partnership Interests (as defined herein), for shares of our Class A common stock on a one-for-one basis or, at the election of a majority of the disinterested members of our board of directors, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions. See “Description of Capital Stock.” Core & Main is a holding company and the general partner of Core & Main Holdings, LP (“Holdings”), and our primary material asset is a controlling direct and indirect ownership interest in Holdings. As we have a majority economic interest in Holdings and because we are the general partner of Holdings, we operate and control all of the business and affairs of Holdings and, through Holdings and its subsidiaries, including Core & Main LP, a Florida limited partnership (“Opco”), conduct our business.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our Class A common stock.

Investing in our Class A common stock involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2022.

CERTAIN TERMS USED IN THIS PROSPECTUS

•	“CD&R” means Clayton, Dubilier & Rice, LLC;

•	“CD&R Investors” means CD&R Waterworks Holdings (or a wholly-owned subsidiary) and the Former Limited Partners;

•	“CD&R Waterworks Holdings” means CD&R Waterworks Holdings, L.P., a Delaware limited partnership;

•

“Continuing Limited Partners” means CD&R Waterworks Holdings (or a wholly-owned subsidiary), Management Feeder and the Original Limited Partners that own Partnership Interests and that are entitled to exchange their Partnership Interests for shares of our Class A common stock pursuant to the Exchange Agreement, and does not include CD&R WW, LLC, a Delaware limited liability company, which is a limited partner of Holdings but which does not own any of our Class B common stock and is not entitled to exchange Partnership Interests for shares of our Class A common stock;

•

“Exchange Agreement” means the Exchange Agreement, dated as of July 22, 2021, by and among Core & Main, Holdings and the holders of Partnership Interests, as amended by the Amendment to the Exchange Agreement, dated as of January 3, 2022;

•

“Former Limited Partners” means CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership, and the other Original Limited Partners that transferred all or a portion of their Partnership Interests (including Partnership Interests held indirectly through certain “blocker” corporations) for shares of our Class A common stock in connection with the consummation of the Reorganization Transactions and the IPO;

•	“Holdings” means Core & Main Holdings, LP, a Delaware limited partnership;

•	“IPO” means our initial public offering of Class A common stock, which closed on July 27, 2021;

•	“Management Feeder” means Core & Main Management Feeder, LLC, a Delaware limited liability company;

•	“Opco” means Core & Main LP, a Florida limited partnership;

•	“Original Limited Partners” means the CD&R Investors and Management Feeder, the direct and indirect owners of Holdings prior to the Reorganization Transactions and the IPO;

•	“Partnership Interests” means the limited partner interests of Holdings;

•	“Reorganization Transactions” means a series of reorganization transactions that we undertook on July 22, 2021 to implement an “UP-C” capital structure in connection with the IPO;

•	“Stockholders Agreement” means the stockholders agreement, dated July 22, 2021, among the Company and the CD&R Investors; and

•

“we,” “us,” “our” and “the Company” mean Core & Main and, unless otherwise indicated or the context otherwise requires, all of its consolidated subsidiaries, including Holdings and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell shares of our Class A common stock from time to time in one or more offerings or resales. This prospectus provides you with a general description of the shares of Class A common stock the selling stockholders may offer. If required by applicable law, each time the selling stockholders sell shares of Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplements and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, the applicable prospectus supplement or in the documents incorporated by reference herein or therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, cash flows, prospects, and growth strategies.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus, any prospectus supplement and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	declines, volatility and cyclicality in the U.S. residential and non-residential construction markets;

•	slowdowns in municipal infrastructure spending and delays in appropriations of federal funds;

•	price fluctuations in our product costs, particularly with respect to the commodity-based products that we sell;

•	our ability to manage our inventory effectively, including during periods of supply chain disruptions;

•	our ability to obtain product;

•	general business and economic conditions;

•	risks involved with acquisitions and other strategic transactions, including our ability to identify, acquire, close or integrate acquisition targets successfully;

•	the impact of seasonality and weather-related impacts, including natural disasters or similar extreme weather events;

•	the fragmented and highly competitive markets in which we compete and consolidation within our industry;

•	our ability to competitively bid for municipal and private contracts;

•	the development of alternatives to distributors of our products in the supply chain;

•	our ability to hire, engage and retain key personnel, including sales representatives, qualified branch, district and region managers and senior management;

•

our ability to identify, develop and maintain relationships with a sufficient number of qualified suppliers and the potential that our exclusive or restrictive supplier distribution rights are terminated;

•	the availability and cost of freight and energy, such as fuel;

•	the ability of our customers to make payments on credit sales;

•	changes in supplier rebates or other terms of our supplier agreements;

•	our ability to identify and introduce new products and product lines effectively;

•	the spread of, and response to, COVID-19, and the inability to predict the ultimate impact on us;

•	costs and potential liabilities or obligations imposed by environmental, health and safety laws and requirements;

•	regulatory change and the costs of compliance with regulation;

•	exposure to product liability, construction defect and warranty claims and other litigation and legal proceedings;

•	potential harm to our reputation;

•	difficulties with or interruptions of our fabrication services;

•	safety and labor risks associated with the distribution of our products as well as work stoppages and other disruptions due to labor disputes;

•	impairment in the carrying value of goodwill, intangible assets or other long-lived assets;

•	the domestic and international political environment with regard to trade relationships and tariffs, as well as difficulty sourcing products as a result of import constraints;

•	our ability to operate our business consistently through highly dispersed locations across the United States;

•	interruptions in the proper functioning of our information technology systems, including from cybersecurity threats;

•	risks associated with raising capital;

•	our ability to continue our customer relationships with short-term contracts;

•	risks associated with exporting our products internationally;

•	our ability to renew or replace our existing leases on favorable terms or at all;

•	our ability to maintain effective internal controls over financial reporting and remediate any material weaknesses;

•	our substantial indebtedness and the potential that we may incur additional indebtedness;

•

the limitations and restrictions in the agreements governing our indebtedness, the Second Amended and Restated Agreement of Limited Partnership of Holdings, and certain tax receivable agreements that we entered into in connection with our IPO (the “Tax Receivable Agreements”);

•	increases in interest rates and the impact of transitioning from the London Interbank Offered Rate as the benchmark rate in contracts;

•	changes in our credit ratings and outlook;

•	our ability to generate the significant amount of cash needed to service our indebtedness;

•	our organizational structure, including our payment obligations under the Tax Receivable Agreements, which may be significant;

•	our ability to sustain an active, liquid trading market for our Class A common stock;

•	the significant influence that CD&R has over us and potential conflicts between the interests of CD&R and other stockholders; and

•	other risks and factors included under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein.

You should read this prospectus, and the applicable prospectus supplement, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein and therein, completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements attributable to us or persons acting on our behalf that are made in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein or therein are qualified in their entirety by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

OUR COMPANY

We are a leading specialized distributor of water, wastewater, storm drainage and fire protection products, and related services, to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets nationwide. Our specialty products and services are used in the maintenance, repair, replacement and construction of water and fire protection infrastructure. We are one of only two national distributors operating across large and highly fragmented markets, which we estimate to represent approximately $32 billion in annual revenue. We have a nationwide network of approximately 300 branches across 48 states in the U.S, which serve as a critical link between over 4,500 suppliers and a diverse and long-standing base of over 60,000 customers. We offer a comprehensive portfolio of approximately 200,000 SKUs covering a full spectrum of specialized products and services, including pipes, valves & fittings, storm drainage and geosynthetics solutions, fire protection products and fabrication services, and smart metering products and technology. Our products are unique to our industry and are often tailored to local specifications. We have a balanced mix of sales across our end markets. We derived approximately 39% of our net sales for the fiscal year ended January 30, 2021 (“fiscal 2021”) from the municipal construction sector, 39% from the non-residential construction sector and 22% from the residential construction sector. Furthermore, we had an equal mix of sales related to construction on new projects and existing repair and replacement projects in fiscal 2021.

Our principal executive offices are located at 1830 Craig Park Court, St. Louis, MO 63146, and our telephone number is (314) 432-4700.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares of our Class A common stock by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our Class A common stock, and we will bear the remaining expenses.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated by-laws (the “By-laws”) are intended as summaries only and are qualified in their entirety by reference to our Certificate of Incorporation and By-laws.

General

Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 500,000,000 shares of Class B common stock, par value $0.01 per share, and 100,000,000 shares of undesignated preferred stock, par value $1.00 per share.

Common Stock

Holders of outstanding shares of our Class A common stock and Class B common stock vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Delaware law entitles the holders of the outstanding shares of Class A common stock and Class B common stock to vote separately as different classes in connection with any amendment to our Certificate of Incorporation that would increase or decrease the par value of the shares of such class or that would alter or change the powers, preferences or special rights of such class so as to affect them adversely. As permitted by Delaware law, our Certificate of Incorporation includes a provision which eliminates the class vote that the holders of Class A common stock would otherwise have with respect to an amendment to the Certificate of Incorporation increasing or decreasing the number of shares of Class A common stock we are entitled to issue and that the holders of Class B common stock would otherwise have with respect to an amendment to the Certificate of Incorporation increasing or decreasing the number of shares of Class B common stock we are entitled to issue. Thus, subject to any other voting requirements contained in the Certificate of Incorporation, any amendment to the Certificate of Incorporation increasing or decreasing the number of shares of either Class A common stock or Class B common stock that we are authorized to issue would require a vote of a majority of the outstanding voting power of all capital stock (including the Class A common stock and Class B common stock), voting together as a single class.

Class A Common Stock

Holders of Class A common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•

to receive, on a pro rata basis, dividends, if any, that our board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon our liquidation, dissolution or winding-up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of our Class A common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Class A common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our Class A common stock are subject to any series of preferred stock that we may issue in the future.

Our Class A common stock is listed on the NYSE under the symbol “CNM”.

Class B Common Stock

Class B common stock is only to be issued to the extent necessary to maintain a one-to-one ratio between the number of Partnership Interests held by the Continuing Limited Partners (or their permitted transferees) and the number of shares of Class B common stock issued to the Continuing Limited Partners (or their permitted transferees). Shares of Class B common stock are transferable only together with an equal number of Partnership Interests. Shares of Class B common stock will be retired on a one-for-one basis if we, at the election of a Continuing Limited Partner (or its permitted transferee), exchange Partnership Interests of such Continuing Limited Partner (or its permitted transferee) pursuant to the terms of the Exchange Agreement.

Holders of Class B common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, with the number of shares of Class B common stock held by the Continuing Limited Partners being equivalent to the number of Partnership Interests held by the Continuing Limited Partners. The voting power afforded to the Continuing Limited Partners by their shares of Class B common stock is automatically and correspondingly reduced as they exchange Partnership Interests, together with the retirement of a corresponding number of shares of Class B common stock, for shares of Class A common stock.

Holders of Class B common stock are not entitled:

•

to receive, on a pro rata basis, dividends, if any, that our board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon our liquidation, dissolution or winding-up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of our Class B common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Class B common stock is not subject to future calls or assessments by us.

Dividends

The Delaware General Corporate Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant.

Our ability to pay dividends on our Class A common stock is subject to our subsidiaries’ (including Holdings’) ability to pay dividends to us, which is in turn subject to the restrictions set forth in (i) the Term Loan Credit Agreement, dated as of August 1, 2017, by and among Opco, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time, and (ii) the ABL Credit Agreement, dated as of August 1, 2017, by and among Opco, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time.

Preferred Stock

Under our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The powers, preferences, and relative participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all of other series at any time outstanding. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding. Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of the Company would be beneficial to the interests of our stockholders.

Annual Stockholders Meeting

Our By-laws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of the holders of at least a plurality of the votes cast in respect of the outstanding shares of common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, by the rules and regulations of any stock exchange applicable to us, under our Certificate of Incorporation or under our By-laws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.

Delaware law would require holders of our Class A common stock and Class B common stock to vote separately as a single class in the following circumstances:

•	if we amend our Certificate of Incorporation to increase or decrease the par value of a class of stock, then such class would be required to vote separately to approve the proposed amendment; or

•

if we amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affects holders of such class of stock adversely, then such class would be required to vote separately to approve such proposed amendment.

Board Designation Rights

In connection with the IPO and the Reorganization Transactions, we entered into the Stockholders Agreement with the CD&R Investors. The Stockholders Agreement grants the CD&R Investors the right to designate for nomination for election to our board of directors a number of directors equal to:

•

at least a majority of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 50% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 40% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 40% but less than 50% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 30% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 30% but less than 40% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 20% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 20% but less than 30% of the total voting power of the outstanding shares of our common stock and our other equity securities; and

•

at least 5% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 5% but less than 20% of the total voting power of the outstanding shares of our common stock and our other equity securities.

Anti-Takeover Effects of Our Certificate of Incorporation and By-Laws

The provisions of our Certificate of Incorporation and By-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Authorized But Unissued Shares of Common Stock

Our shares of authorized and unissued Class A common stock are available for future issuance without additional stockholders approval, subject to the rules and regulations of any stock exchange applicable to us. While our authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized But Unissued Shares of Preferred Stock

Under our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the Class A common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our Class A common stock.

Classified Board of Directors

In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Under our

Certificate of Incorporation, our board of directors consists of such number of directors as may be determined from time to time by resolution of the board of directors, but in no event may the number of directors be fewer than one. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation also provides that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director, subject to the Stockholders Agreement with respect to the director designation rights of the CD&R Investors. Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders held to elect the class of directors to which such director is elected and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Removal of Directors

Our Certificate of Incorporation provides that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our common stock then entitled to vote at an election of directors until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock. Thereafter, our Certificate of Incorporation provides that directors may be removed only for cause upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our common stock then entitled to vote at an election of directors.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that a special meeting of stockholders may be called only by the Chair of our board of directors or by a resolution adopted by a majority of our board of directors. Special meetings may also be called by our corporate secretary at the request of the holders of at least a majority of the voting power of the outstanding shares of our common stock until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock. Thereafter, the stockholders are not permitted to call a special meeting of stockholders.

Stockholder Advance Notice Procedure

Our By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The By-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not earlier than 120 days prior to such annual meeting and not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

No Stockholder Action by Written Consent

Our Certificate of Incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders; provided that stockholder action may be taken by consent in writing or electronic transmission in accordance with the DGCL in lieu of a meeting until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock.

Amendments to Certificate of Incorporation and By-Laws

Our Certificate of Incorporation provides that our Certificate of Incorporation may be amended by both the affirmative vote of a majority of our board of directors and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock then entitled to vote thereon; provided that, at any time when the CD&R Investors (together with their affiliates) beneficially own shares of our common stock representing less than 40% of the total voting power of the outstanding shares of our common stock, specified provisions of our Certificate of Incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of our common stock then entitled to vote thereon, including, but not limited to, the provisions governing:

•	liability and indemnification of directors;

•	corporate opportunities;

•

elimination of stockholder action by consent in writing or electronic transmission if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•

prohibition on the rights of stockholders to call a special meeting if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•

removal of directors for cause if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•	classified board of directors;

•

required approval of the holders of at least 66 2/3% of the voting power of the outstanding shares of our common stock to amend our By-laws and certain provisions of our Certificate of Incorporation if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock; and

•	choice of forum for certain actions.

In addition, our By-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors so long as a quorum is present, or by the affirmative vote of the holders of (x) as long as the CD&R Investors (together with their affiliates) beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock, at least a majority, and (y) thereafter, at least 66 2/3% of the voting power of the outstanding shares of our common stock then entitled to vote thereon.

These provisions make it more difficult for any person to remove or amend any provisions in our Certificate of Incorporation and By-laws, which may have an anti-takeover effect.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in “business combinations,” such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an “interested stockholder,” including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Our Certificate of Incorporation provides that we have elected not to be subject to Section 203 of the DGCL or any successor provision to Section 203 for so long as the CD&R Investors (together with their affiliates) own, directly or indirectly, at least five percent of the total voting power of the outstanding shares of our common stock. From and after the date that Section 203 by its terms would, but for the applicable provisions of our Certificate of Incorporation, apply to us and the CD&R Investors (together with their affiliates) cease to beneficially own, directly or indirectly, at least five percent of the total voting power of the outstanding shares of our common stock, we will be governed by Section 203.

Limitations on Liability and Indemnification

Our Certificate of Incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation and our By-laws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our Certificate of Incorporation and our By-laws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

We are a party to indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement.

Corporate Opportunities

Our Certificate of Incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”), that are from time to time presented to the CD&R Investors or any of their officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us and our subsidiaries), even if the transaction, matter or opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the CD&R Investors or any of their officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries will be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer of Core & Main, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Core & Main. To the fullest extent permitted by law, by becoming a stockholder in the Company, stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders; (iii) any action, suit or proceeding asserting a claim arising out of or pursuant to or seeking to enforce any right, obligation or remedy under any provision of our Certificate of Incorporation or our By-laws (as either may be amended or restated) or the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, in each case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants. Although our Certificate of Incorporation contains the choice of forum provisions described above, it is possible that a court could find that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. As permitted by Delaware law, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in the Company, you will be deemed to have notice of and have consented to the provisions of our Certificate of Incorporation related to choice of forum.

Market Listing

Our Class A common stock is listed on the NYSE under the symbol “CNM”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

The following selling stockholders may offer and sell shares of our Class A common stock under this prospectus and any accompanying prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:

•	CD&R Fund X Advisor Waterworks B, L.P.

•	CD&R Fund X Waterworks B1, L.P.

•	CD&R Fund X-A Waterworks B, L.P.

•	CD&R Waterworks Holdings, LLC

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of our Class A common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

Registration of shares of our Class A common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our Class A common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer our Class A common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Class A common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of Class A common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of Class A common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Class A common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our Class A common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of our Class A common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of Class A common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We cannot assure you that the selling stockholders will sell any or all of the shares of our Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our Class A common stock by other means not described in this prospectus. Moreover, shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders may elect to make a pro rata in-kind distribution of the shares of Class A common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the Class A common stock acquired in the distribution.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our Class A common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of shares of our Class A common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Class A common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock. If the underwriters create a short position in shares of our Class A common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the Class A common stock may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits thereto because some parts have been omitted in accordance with the rules and regulations of the SEC. You will find additional information about us and the Class A common stock offered hereby in the registration statement and the exhibits thereto. For further information with respect to Core & Main and the Class A common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site (http://www.sec.gov), from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the informational requirements of the Exchange Act and, accordingly, file with the SEC annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information. You can access these reports, proxy statements and other information without charge at the SEC’s website, which is listed above. You can also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://www.coreandmain.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our website or any other website identified herein is part of, or incorporated into, this prospectus, and you should not rely on any such information in connection with your decision to invest in our Class A common stock. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and until any offering of securities pursuant to this prospectus is completed or otherwise terminated (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2022, filed with the SEC on March 30, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2022, filed with the SEC on June 14, 2022, and July 31, 2022, filed with the SEC on September 13, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, April 20, 2022, July 19, 2022, August 1, 2022 and September 7, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 25, 2022; and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 23, 2021, as supplemented by the “Description of Capital Stock” found on page 9 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:

Core & Main, Inc.

Attn: Corporate Secretary

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

17,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan	Citigroup

January 8, 2024